UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 13, 2020

 HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda     74-2692550
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Bermuda
(Address of principal executive offices)

1 Helen of Troy Plaza, El Paso, Texas             79912
(Registrant’s United States Mailing Address)            (Zip Code)
(915) 225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.10 Par Value Per Share	HELE	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment and Commitment Increase to Amended and Restated Credit Agreement

On March 13, 2020, Helen of Troy Limited (the “Company”) and Helen of Troy Texas Corporation, a subsidiary of the Company and the borrower (“Borrower”), entered into that certain Third Amendment and Commitment Increase (the “Amendment”) to Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto. All obligations under the Credit Agreement are unconditionally guaranteed by the Company and certain of the Company’s subsidiaries.

The Amendment extended the maturity of the commitment under the Credit Agreement from December 7, 2021 to March 13, 2025. Further, the Amendment increased the unsecured revolving commitment from $1.0 billion to $1.25 billion, subject to the terms and limitations described below. The Amendment also increased the letter of credit sublimit under the Credit Agreement from $50.0 million to $75.0 million. The accordion in the Credit Agreement was also amended to include the ability to use the accordion for term loan commitments, in addition to revolving loan commitments. The amount of the accordion was also increased from $200 million to $300 million. The accordion permits the Borrower to request to increase its borrowing capacity, not to exceed the $300.0 million commitment in the aggregate, provided certain conditions are met, including lender approval. Any increase to term loan commitments and revolving loan commitments must be made on terms identical to the revolving loans under the Credit Agreement and must have a maturity date of no earlier than March 13, 2025.

The Eurodollar Rate (as defined in the Credit Agreement), the Base Rate (as defined in the Credit Agreement) and loan commitment fees under the Credit Agreement each was amended. As amended by the Amendment, borrowings under the Credit Agreement accrue interest at a Base Rate or Eurodollar Rate plus a margin based on the Net Leverage Ratio (as defined in the Credit Agreement).  As amended by the Amendment, the Company will incur loan commitment fees under the Credit Agreement at an annual rate on the unused balance of the Credit Agreement based on the Net Leverage Ratio. The Amendment amended the pricing grid for the Eurodollar and Base Rate margins and loan commitment fees under the Credit Agreement. Prior to the Amendment, the pricing grid for the Eurodollar Rate and Base Rate margins and loan commitment fees under the Credit Agreement was as follows:

Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate for Loans and Letters of Credit	Base Rate for Loans
I	Less than 1.50 to 1.00	0.150%	1.000%	0.000%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.200%	1.250%	0.250%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.500%	0.500%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.300%	1.750%	0.750%
V	Greater than or equal to 3.00 to 1.00	0.350%	2.000%	1.000%

As amended by the Amendment, the new pricing grid for the Eurodollar and Base Rate margins and loan commitment fees under the Credit Agreement is as follows:

2

Pricing Level	Net Leverage Ratio	Commitment Fee	Eurodollar Rate for Loans and Letters of Credit	Base Rate for Loans
I	Less than 1.50 to 1.00	0.150%	1.000%	0.000%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.200%	1.125%	0.125%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.375%	0.375%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.300%	1.625%	0.625%
V	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.350%	1.875%	0.875%
VI	Greater than or equal to 3.50 to 1.00	0.400%	2.000%	1.000%

The Credit Agreement requires the maintenance of certain financial covenants, including a maximum Leverage Ratio (as defined in the Credit Agreement) and a minimum Interest Coverage Ratio (as defined in the Credit Agreement), and includes customary representations and warranties, and covenants, including, among other things, covenants restricting or limiting the Company and its subsidiaries, except under certain conditions set forth therein, from (1) incurring liens on any of their respective properties, (2) making certain types of investments, (3) incurring additional indebtedness, and (4) assigning or transferring certain licenses. Certain of the representations and warranties, and covenants in the Credit Agreement were amended by the Amendment to include or modify certain baskets, exceptions and other customary provisions.

The Credit Agreement contains customary events of default, including, among other things, non-payment by any borrower, non-compliance with certain covenants by the Company or its subsidiaries party to such agreement, the bankruptcy filing of the Company or its subsidiaries, and a default by the Company or its subsidiaries under certain other agreements related to indebtedness of the Company or its subsidiaries. Upon an event of default under the Credit Agreement, Bank of America may, among other things, accelerate the maturity of any amounts outstanding under such agreement and terminate any commitments and obligations of the lenders thereunder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed with this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Third Amendment and Commitment Increase to Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1
Third Amendment and Commitment Increase to Amended and Restated Credit Agreement dated March 13, 2020, by and among Helen of Troy Texas Corporation, a Texas corporation, the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: March 17, 2020	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

4